Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLD WIDE REPORTS STRONG FOURTH QUARTER RESULTS AND RECORD FULL-YEAR EARNINGS
Accelerated revenue growth in the fourth quarter led by Merrell and Sperry results in strong finish to a record-earnings year

Rockford, Michigan, February 20, 2019 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter and full-year ended December 29, 2018. The Company also provided its full-year 2019 outlook.

“Our Global Growth Agenda gained momentum in the fourth quarter, with underlying revenue growing 4.6% on a constant currency basis. This was the highest quarterly revenue growth of the year driven by our two largest brands Merrell and Sperry,” said Blake Krueger, Wolverine World Wide’s Chairman, Chief Executive Officer and President. “For the full-year, we achieved attractive underlying revenue growth and our efficient business model allowed us to deliver significant profit leverage including record gross margin and earnings. Looking forward into 2019, we expect to build on this momentum and continue to invest in a variety of initiatives to drive revenue growth and continued earnings leverage."

FOURTH-QUARTER 2018 REVIEW

•	Reported revenue of $579.6 million increased 0.2% during the fourth quarter. Underlying revenue increased 3.8% and further adjusting for currency, increased 4.6%.

•	Reported gross margin was 39.2%, as compared to 38.4% in the prior year. On an adjusted basis, gross margin expanded 70 basis points compared to the prior year.

•	Reported operating margin was 9.3%. Adjusted operating margin was 10.7%, a decrease of 30 basis points compared to the prior year.

•	The reported tax rate of 4.0% in the quarter was favorably impacted by tax reform.

•
Reported diluted earnings per share was $0.40, compared to a loss per share of $0.65 in the prior year. Adjusted diluted earnings per share was $0.52 compared to $0.41 in the prior year, an increase of 27%.

•	The Company repurchased nearly $105 million of shares in the quarter at an average price of $33.35.

•
In December, the Company refinanced its debt, which combined with the debt reduction during 2018 is expected to result in approximately $2.5 million of interest savings in 2019 and provides greater flexibility for uses of cash.

•
During the fourth quarter, the Company completed a pension annuity buyout, reducing the Company's defined benefit pension liabilities by approximately $67 million, or 20%. The Company’s pension plans are essentially fully funded as of December 29, 2018.

FULL-YEAR 2018 REVIEW

•	Reported revenue of $2,239.2 million decreased 4.7% for the full year. Underlying revenue increased 2.5% and further adjusting for currency, increased 2.3%.

•	Reported gross margin of 41.1% was a record for the Company and compares to 38.9% in the prior year. On an adjusted basis, gross margin expanded 150 basis points compared to the prior year.

•	Reported operating margin was 11.2%, compared to 1.3% in the prior year. Adjusted operating margin was 12.0%, an increase of 80 basis points compared to the prior year.

•	The Company invested $50 million in growth initiatives for the year, including approximately $41 million included in operating expenses and approximately $9 million of growth-related capital spending.

•	Reported diluted earnings per share was a record of $2.05, compared to $0.00 in the prior year. Adjusted diluted earnings per share were $2.17 compared to $1.64 in the prior year, an increase of 32%.

•
The Company generated approximately $98 million in operating cash flow. On an adjusted basis, cash from operations was $235 million excluding the impact of voluntary pension contributions and the wind-down of an accounts receivable financing program.

"We had an excellent finish to the year, including better-than-expected earnings on revenue growth that was in line with our expectations. For the full year, we achieved a 12.0% adjusted operating margin, which exceeded our initial stated goal," stated Mike Stornant, Senior Vice President and Chief Financial Officer. "We saw solid underlying revenue growth across our portfolio including several of our largest brands. We also deployed our capital during 2018 in an efficient manner by returning $204 million to shareholders in the form of share repurchases and dividends, reducing debt by $212 million, and making $60 million of discretionary contributions to bring our defined benefit pension plans to essentially fully-funded status. As we look forward into 2019, we remain committed to our strategy of investing in organic growth, making strategic acquisitions and continuing to focus on deploying capital to enhance shareholder value, including a new four-year Board authorization to repurchase up to $400 million of common shares and a 25% increase in our quarterly dividend."

2019 OUTLOOK
The Company is providing its initial revenue and earnings outlook for the full year, which is summarized below.

•	Revenue is expected to be in the range of $2.28 billion to $2.33 billion, representing growth of 3.0% at the mid-point of the range.

•	Gross margin is expected to be in the range of 41.3% to 41.8%, up 45 basis points at the mid-point of the range.

•
Reported operating margin is expected to be in the range of 11.4% to 11.8% and adjusted operating margin in the range of 12.2% to 12.6%, including $40 million of on-going investments to support the Company’s Global Growth Agenda.

•	The effective tax rate is expected to be approximately 19.0%.

•	Diluted weighted average shares are expected to be approximately 93 million.

•	Reported diluted earnings per share are expected to be between $2.03 to $2.18 and adjusted diluted earnings per share are expected to be between $2.20 to $2.35.

•	Cash flow from operations is projected to be in the range of $200 million to $220 million.

NON-GAAP FINANCIAL MEASURES
This release contains certain non-GAAP financial measures. References to "underlying" revenue indicate reported revenue adjusted for the impact of retail store closures, the transition of Stride Rite® to a license business model, the sale of the Sebago® brand and the sale of the Department of Defense business. Measures referred to as "adjusted" financial results exclude environmental and other related costs, organizational transformation costs which include gains or losses from divestitures, restructuring and other related costs, a foreign currency remeasurement gain recorded in the second quarter that is not expected to reoccur, a pension settlement loss related to the Company’s purchase of pension annuity contracts in the fourth quarter of fiscal 2018, incremental store inventory mark-downs and for cash from operations significant cash outlays for the wind-down of the Company's accounts receivable financing program and voluntary pension contributions.

Beginning in Q1 2018, the Company has separately provided the impact of changes in foreign currency exchange rates on revenue, rather than including it as a part of underlying revenue, to better isolate this variable. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s ability to invest in growth, successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic and global growth and operational efficiencies; and the Company’s fiscal 2019 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Quarter Ended		Fiscal Year Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Revenue	$579.6	$578.6	$2,239.2	$2,350.0
Cost of goods sold	352.5	355.8	1,317.9	1,426.6
Restructuring costs	—	0.7	—	9.0
Gross profit	227.1	222.1	921.3	914.4
Gross margin	39.2%	38.4%	41.1%	38.9%

Selling, general and administrative expenses	165.5	182.2	654.1	706.0
Restructuring and other related costs	—	7.3	—	72.9
Impairment of intangible assets	—	68.6	—	68.6
Environmental and other related costs	7.7	35.3	15.3	35.3
Operating expenses	173.2	293.4	669.4	882.8
Operating expenses as a % of revenue	29.9%	50.7%	29.9%	37.6%

Operating profit (loss), net	53.9	(71.3)	251.9	31.6
Operating margin	9.3%	(12.3)%	11.2%	1.3%

Interest expense, net	5.8	8.7	24.5	32.1
Debt extinguishment and other costs	0.6	—	0.6	—
Other expense (income), net	6.6	0.9	(0.6)	10.1
Total other expenses	13.0	9.6	24.5	42.2
Earnings (loss) before income taxes	40.9	(80.9)	227.4	(10.6)

Income tax expense (benefit)	1.6	(20.1)	27.1	(9.9)
Effective tax rate	4.0%	25.0%	11.9%	93.7%

Net earnings (loss)	39.3	(60.8)	200.3	(0.7)

Less: net earnings (loss) attributable to noncontrolling interests	—	(0.5)	0.2	(1.0)
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$39.3	$(60.3)	$200.1	$0.3
Diluted earnings (loss) per share	$0.40	$(0.65)	$2.05	$—

Supplemental information:
Net earnings (loss) used to calculate diluted earnings (loss) per share	$37.8	$(60.3)	$194.4	$0.1
Shares used to calculate diluted earnings (loss) per share	93.7	93.2	95.0	95.4
Weighted average shares outstanding	93.6	95.8	94.8	96.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	December 29, 2018	December 30, 2017
ASSETS
Cash and cash equivalents	$143.1	$481.0
Accounts receivables, net	361.2	271.3
Inventories, net	317.6	276.7
Other current assets	45.8	45.3
Total current assets	867.7	1,074.3
Property, plant and equipment, net	130.9	136.7
Goodwill and other indefinite-lived intangibles	1,028.9	1,034.3
Other non-current assets	155.6	153.7
Total assets	$2,183.1	$2,399.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$340.6	$324.3
Current maturities of long-term debt	7.5	37.5
Borrowings under revolving credit agreements and other short-term notes	125.0	0.5
Total current liabilities	473.1	362.3
Long-term debt	438.0	744.6
Other non-current liabilities	280.4	336.9
Stockholders' equity	991.6	955.2
Total liabilities and stockholders' equity	$2,183.1	$2,399.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 29, 2018	December 30, 2017
OPERATING ACTIVITIES:
Net earnings (loss)	$200.3	$(0.7)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	31.5	37.2
Deferred income taxes	22.1	(75.8)
Stock-based compensation expense	31.2	25.4
Pension contribution	(60.7)	(11.3)
Pension and SERP expense	11.8	14.9
Debt extinguishment costs	0.6	—
Restructuring and other related costs	—	81.9
Cash payments related to restructuring costs	(5.1)	(64.8)
Impairment of intangible assets	—	68.6
Environmental and other related costs, net of cash payments	(6.1)	32.3
Other	9.8	(18.3)
Changes in operating assets and liabilities	(137.9)	113.3
Net cash provided by operating activities	97.5	202.7

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(21.7)	(32.4)
Proceeds from sale of a business and other assets	2.2	38.6
Investment in joint venture	—	(2.1)
Other	(2.7)	(5.1)
Net cash used in investing activities	(22.2)	(1.0)

FINANCING ACTIVITIES:
Net borrowings (payments) under revolving credit agreements and other short-term notes	124.5	(2.6)
Borrowings of long-term debt	200.0	—
Payments on long-term debt	(538.2)	(37.5)
Payments of debt issuance and debt extinguishment costs	(2.7)	(0.1)
Cash dividends paid	(28.6)	(23.0)
Purchase of common stock for treasury	(174.7)	(51.5)
Purchases of shares under employee stock plans	(8.8)	(5.5)
Proceeds from the exercise of stock options	24.0	21.4
Contributions from noncontrolling interests	—	0.8
Net cash used in financing activities	(404.5)	(98.0)

Effect of foreign exchange rate changes	(8.7)	7.5
Increase (decrease) in cash and cash equivalents	(337.9)	111.2

Cash and cash equivalents at beginning of the year	481.0	369.8
Cash and cash equivalents at end of the year	$143.1	$481.0

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q4 2018 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Underlying Revenue	Foreign-Exchange Impact	Constant Currency Revenue

Revenue - Fiscal 2018 Q4	$579.6		$579.6	$4.1	$583.7

Growth (decline)	0.2%		3.8%		4.6%

Revenue - Fiscal 2017 Q4	$578.6	$(20.4)	$558.2		$558.2
(1) Adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Restructuring Costs	As Adjusted

Gross Profit - Fiscal 2018 Q4	$227.1		$227.1

Gross margin	39.2%		39.2%

Gross Profit - Fiscal 2017 Q4	$222.1	$0.7	$222.8

Gross margin	38.4%		38.5%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2018 Q4	$53.9	$8.2	$62.1

Operating margin	9.3%		10.7%

Operating Profit - Fiscal 2017 Q4	$(71.3)	$134.7	$63.4

Operating margin	(12.3)%		11.0%
(1)    Q4 2018 adjustments include $7.7 million of environmental and related costs and $0.5 million of other costs. Q4 2017 adjustments include $35.3 million of environmental and related costs, $22.8 million of organizational transformation costs, $68.6 million of intangible asset impairment, and $8.0 million of restructuring and other related costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2018 Q4	$0.40	$0.12	$0.52

Fiscal 2017 Q4	$(0.65)	$1.06	$0.41
(1)    Q4 2018 adjustments include the impact of environmental and related costs, pension settlement costs and other costs. Q4 2017 adjustments include the impact of impairment of intangible assets, environmental and other related costs, organizational transformation costs, restructuring and other related costs and the impact of tax reform.

2018 FULL-YEAR RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Underlying Revenue	Foreign-Exchange Impact	Constant Currency Revenue

Revenue - Fiscal 2018	$2,239.2		$2,239.2	$(4.1)	$2,235.1

Growth (decline)	(4.7)%		2.5%		2.3%

Revenue - Fiscal 2017	$2,350.0	$(165.6)	$2,184.4		$2,184.4
(1)     Fiscal 2017 adjustments include the impact from retail store closures, the transition of Stride Rite® to a license business model, the sale of Sebago® and the sale of the Department of Defense business.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Gross Profit - Fiscal 2018	$921.3		$921.3

Gross margin	41.1%		41.1%

Gross Profit - Fiscal 2017	$914.4	$16.5	$930.9

Gross margin	38.9%		39.6%
(1) Fiscal 2017 adjustments include $9.0 million of restructuring costs and $7.5 million of incremental inventory markdowns.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2018	$251.9	$15.8	$267.7

Operating margin	11.2%		12.0%

Operating Profit - Fiscal 2017	$31.6	$231.1	$262.7

Operating margin	1.3%		11.2%
(1)    Fiscal 2018 adjustments include $15.3 million of environmental and related costs and $0.5 million of other costs. Fiscal 2017 adjustments include $81.9 million of restructuring and other related costs, $37.8 million of organizational transformation costs, $7.5 million of incremental inventory mark-downs, $68.6 million for impairment of intangible assets and $35.3 million of environmental and other related costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2018	$2.05	$0.12	$2.17

Fiscal 2017	$—	$1.64	$1.64
(1)    Fiscal 2018 adjustments include the impact of environmental and related costs, pension settlement costs, a foreign currency remeasurement gain recorded in the second quarter that is not expected to reoccur and other costs. Fiscal 2017 adjustments include the impact of restructuring and other related costs, organizational transformation costs, incremental inventory mark-downs, impairment of intangible assets, environmental and other related costs and the impact of tax reform.

RECONCILIATION OF REPORTED CASH FROM OPERATIONS TO
TO ADJUSTED CASH FROM OPERATIONS*
(Unaudited)

Fiscal 2018

GAAP Basis - Cash from Operations	$97.5
Adjustments (1)	137.4
Adjusted Basis - Cash from Operations	$234.9
(1) Adjustments include the impact of winding-down the Company's accounts receivable financing program ($77.4 million) and the impact of voluntary pension contributions ($60.0 million).

2019 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2019 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustment (1)	As Adjusted Full-Year Operating Profit

Fiscal 2019 Operating Profit Guidance	$ 260.0 - 274.0	$20.0	$ 280.0 - 294.0
Operating Margin Guidance	11.4% - 11.8%		12.2% - 12.6%
(1) Adjustment includes estimated legal, consulting and other costs related to environmental matters.

RECONCILIATION OF FISCAL 2019 FULL-YEAR DILUTED EPS
GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year	Adjustment (1)	As Adjusted Full-Year

Diluted earnings per share guidance	$ 2.03 - 2.18	$0.17	$ 2.20 - 2.35
(1) Adjustment includes estimated legal, consulting and other costs related to environmental matters.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and other related costs, incremental inventory mark-downs, organizational transformation costs which include gains or losses from divestitures, a foreign currency remeasurement gain recorded in the second quarter of fiscal 2018 that is not expected to reoccur, a pension settlement loss related to the Company’s purchase of pension annuity contracts in the fourth quarter of fiscal 2018, environmental and other related costs and for cash from operations significant cash outlays for the wind-down of the Company's accounts receivable financing program and voluntary pension contributions were excluded. The Company also describes underlying revenue, which excludes the impact of retail store closures, the transition of Stride Rite® to a license business model, the sale of the Sebago® brand and the sale of the Department of Defense business. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

Beginning in Q1 2018, the Company has separately provided the impact of changes in foreign currency exchange rates on revenue, rather than including it as a part of underlying revenue, to better isolate this variable. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.